Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61450) of Genencor International, Inc. of our report dated June 28, 2004 relating to the financial statements of Genencor International, Inc. Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
June 28, 2004

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